EXHIBIT 10.15



Lindlay       "A better return on your investment"
Equity Fund   Specializing in Venture Capital Investments through Equity and
              Debt Instruments.






March 7, 2001



Second Stage Ventures Inc.
92 Welk Lane, Windward Road
Providenciales
Turks & Caicos Islands, BWI

Dear Sirs:

RE:  USD $100,000 PROMISSORY NOTE DUE SEPT. 15/01

Reference is made to the promissory note dated September 15, 2000 issued to Lindlay Equity Fund by Second Stage Ventures, Inc. for USD $100,000 due on or before September 15, 2001.

As requested, Lindlay Equity Fund hereby confirms that it will not demand repayment of this loan prior to the anniversary date "September 15, 2001".

Sincerely,

LINDLAY EQUITY FUND



Authorized Signatory












  Head Office: P.O. Box 228, Temple Building, Tropicana Plaza, Leeward Highway,
                         Turks & Caicos Islands, B.W.I.
                Telephone: (649) 946-5740 Telefax: (649) 946-5739